Exhibit 10(r)

                          THE BERKSHIRE GAS COMPANY

                             SEVERANCE AGREEMENT
                             -------------------

      THIS SEVERANCE AGREEMENT, dated this 9th day of June, 1999 (the "Agreement"), by and between THE BERKSHIRE GAS COMPANY, a Massachusetts Corporation (herein referred to as the "Company"), AND MICHAEL J. MARRONE
having an address at   COLONIAL ACRES, RR#3, PITTSFIELD, MA  01201  (the
"Employee").
                        W I T N E S S E T H  T H A T:

      WHEREAS, the Employee is an Employee of the Company and an integral part of its management who participates in the decision-making process relating to short-and-long-term planning and policy for the Company;

      WHEREAS, the Company is a wholly owned subsidiary of Berkshire Energy Resources, a Massachusetts Business Trust (hereinafter referred to as the "Parent"); and

      WHEREAS, the Board of Trustees of Parent (the "Board"), at its meeting on June 9, 1999, determined that it would be in the best interests of the Company, its shareholder and the Employee to ensure continuity in the management of the Company's administration and operations in the event of a Change of Control (as defined in Section 3) by entering into a Severance Agreement to retain the services of the Employee.

      NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

      1. Nature of Agreement. In order to induce the Employee to remain in the employ of the Company and to provide continued services to the Company now and in the event that a Change of Control is imminent or occurring, this Agreement sets forth severance benefits that the Company shall pay the Employee, after the occurrence of a Change in Control, in the event of the Employee's termination of his or her employment for Good Reason (as defined in Section 4) or for any reason other than Cause (as defined in Section 4), disability, death or retirement.


      2.    Terms:

            (1) Term of Agreement. The initial term of this Agreement shall commence immediately upon the date hereof and continue in full force for a period of thirty-six (36) calendar months.

            (2) Extensions. This Agreement shall be subject to review annually by the Board prior to June 30th each year. As part of such annual review, the Board shall consider whether to extend the term of this Agreement for an additional year. Unless the Board affirmatively votes at such review not to extend the term of this Agreement, the term of this Agreement shall be extended automatically for a period of twelve months from the previously effective termination date. In the event that the Board votes not to extend the terms of this Agreement, the termination date of this Agreement shall be the later of thirty-six
                 (36) months from the effective date of this Agreement or thirty-six (36) months from the June 30th of the year in which this Agreement was most recently extended; provided, however, that this Agreement shall expire automatically and with no requirement of notice or action by either party, on the third anniversary of a Change of Control, unless earlier terminated as provided in this Agreement. The Company shall give the Employee prompt notice of any such vote to terminate this Agreement.

      3.    Change in Control.   The term, "Change in Control", shall mean
            the occurrence of any of the following:

            (1) The Company or Parent receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of the Company or Parent;

            (2) Any Person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than the Company or Parent or a wholly-owned subsidiary of the Company or Parent, purchases shares pursuant to a tender offer or exchange offer to acquire any shares of the Company or Parent (or securities convertible into shares) for cash, securities or any other consideration, provided that after consummation of the offer, the Person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of the Company or Parent (calculated as provided in Paragraph (d) of the Rule 13d-3 under the Exchange Act in the case of rights to acquire shares); or

            (3) The shareholders of the Company or Parent approve (i) any consolidation or merger of the Company or Parent in which the Company or Parent is not the continuing or surviving corporation or pursuant to which shares of the Company or Parent would be converted into cash, securities or other property, (ii) any acquisition, combination or merger of the Company or Parent by or with another corporation in which, immediately after such acquisition, combination or merger, less than a majority of the outstanding voting shares (or less than a majority of any combination of such voting shares, warrants, options, convertible securities or the like as may represent control) of the parent or surviving corporation are owned by the owners of the voting shares of the Company or Parent outstanding immediately prior to such acquisition, combination or merger, (iii) a complete liquidation or dissolution of the Company or Parent, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or Parent.

      4.    Severance Benefit:

            (1) Amount. If, within twenty-four (24) months after a Change of Control of the Company, the Employee is discharged without Cause or resigns for Good Reason (as defined below), the Company shall pay to the Employee, on a monthly basis, a severance benefit in an amount equal to one thirtieth (1/30th) of 250% of the Employee's then current annual salary plus prior year's cash bonus, continuing for a period of thirty (30) months. Severance benefits payable hereunder shall not be considered in the computation of pension benefits payable under the Company's pension plan or benefits payable under the Supplemental Executive Retirement Plan. All stock options held by Employee as of the date of a Change of Control shall become immediately exercisable.

            (2) Good Reason. If any one or more of the following events occur within twenty-four (24) months after a Change of Control, the Employee may voluntarily terminate his or her employment within thirty (30) days of the occurrence of such event and be entitled to the severance benefits set forth in Sections 4 and 5 of this Agreement:

                 (1) Employee in his or her sole discretion elects to terminate their employment with the Company for any reason whatsoever within ninety (90) days of a Change of Control.

                 (2) the Company assigns any duties to the Employee that are substantially different from the Employee's position, duties, offices, titles, responsibilities, reporting requirements or status with the Company immediately prior to the Change of Control;

                 (3) the Company reduces the Employee's base salary, including deferrals, as in effect immediately prior to the Change of Control;

                 (4) the Company discontinues any bonus or other compensation plans or any other benefit, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or similar plan (as the same existed immediately prior to the Change of Control) in which the Employee participated or was eligible to participate immediately prior to the Change of Control and in lieu thereof does not make available plans providing at least comparable benefits, or fails to provide the Employee with the number of paid vacations days to which the Employee was entitled in accordance with normal vacation policy immediately prior to the Change of Control;

                 (5) the Company takes action which adversely affects the Employee's participation in, or eligibility for, or materially reduces the Employee's benefits under, any of the plans described in subsection (iv) above, or which deprives the Employee of any material fringe benefit enjoyed by the Employee immediately prior to the Change of Control;

                 (6) the Company requires the Employee to be based at any office or location other than one within a fifty (50) mile radius of the Company's headquarters in Pittsfield, Massachusetts;

                 (7) the Company purports to terminate the Employee otherwise than for Cause (as defined below); or

                 (8) the Company fails to comply with and satisfy the terms of Section 12 hereof, provided that such successor has received at least ten (10) days' prior written notice from the Company or from the Employee of the terms of Section 12.

            (3) Cause. Cause shall mean: dishonesty, misfeasance which substantially interferes with the orderly business of the Company or any of its affiliates, action that directly or indirectly causes the Company or its affiliates to suffer substantial loss or damage, refusal to follow or material neglect of reasonable requests of the Company made pursuant to this Agreement, conduct that substantially interferes with or damages the standing or reputation of the Company or any of its affiliates, conviction of a felony or crime involving an act of moral turpitude, or any reason constituting "Cause" or "Good Cause" for the Employee's termination by the Company set forth in the Employee's employment agreement, if any, with the Company.

            (4) Notice of Termination. Any termination of the Employee's employment by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the fact and circumstances claimed to provide a basis for termination of employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such Notice of Termination, specifies the termination date (which date shall be not more than thirty
                 (30) days after the date the Notice of Termination is received).

            (5)  Date of Termination.   "Date of Termination" means (i) if
                 the Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (but not more than thirty (30) days after the date of the Notice of Termination is received), as the case may be, (ii) if the Employee is terminated by the Company other than for Cause, retirement or disability, the date on which the Company notifies the Employee of such termination, and (iii) if the Employee is terminated by reason of death, retirement or disability, the date of the Employee's death or retirement, or the date the Employee is determined to have a disability, as the case may be.

            (6) Retirement, Disability or Death. If the Employee's employment is terminated due to retirement or disability, or in the event of the Employee's death while still employed, no severance benefits under this Agreement shall be paid, regardless of any occurrence of a Change of Control. If, in the judgment of the Board, the Employee shall become physically or mentally incapacitated and as a result thereof shall become unable to continue the proper performance of the Employee's duties (reasonable absences because of such incapacity for up to one hundred and eighty (180) consecutive days excepted), or if the Employee retires or is deceased while employed by the Company, this Agreement shall thereupon cease and terminate.

            (7) Excise Tax Restoration Payment. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Employee made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of a severance agreement or otherwise (the "Total Payments"), would be subject to the excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Employee of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration or any Excise Tax. Employee shall also be entitled to reimbursement for the cost of tax preparation, consultation and representation required in connection with the application of any such Excise Tax.

            (8) Executive Retiree health Plan. Notwithstanding any provision of this Agreement, Employee and Employee's spouse shall retain eligibility under that certain Executive Retiree Health Plan, dated August 25, 1998, in the event Employee's employment with the Company is terminated, voluntarily or involuntarily, subsequent to a Change of Control, provided that the date of any such termination is within thirty (30) months of Employee's early retirement date as defined under the Company's defined benefit pension plan.

      5. Additional Benefits. Nothing in the Agreement shall affect the Employee's eligibility to participate in all group health, dental, hospitalization, life, travel or accident or other insurance plans or programs and all other perquisites (including the use of a Company-owned car where applicable), fringe benefit or retirement plans or additional compensation, which the Company or any subsidiary of the Company may hereafter, in its or their sole and absolute discretion, elect to make available to the senior management employees of the Company generally, and the Employee shall be eligible to receive, during the period of employment under this Agreement, all benefits and emoluments for which key employees are eligible under every such plan, program, perquisite or arrangement to the extent permissible under the general terms and provision thereof. Specifically, the Employee shall:

            (1) enjoy the rights granted under any employment contract between the Employee and the Company (except as limited below);

            (2) participate in The Berkshire Gas Company Retirement Plan and any related excess benefit or supplemental retirement program (hereinafter referred to collectively as the "Retirement Program");

            (3) participate in any savings or thrift plan maintained by the Company;

            (4) participate in any stock option, stock appreciation right, equity incentive or deferred compensation plan maintained by the Company;

            (5)  participate in the Company's death benefit plans;

            (6)  participate in the Company's disability benefit plans;

            (7) participate in the Company's medical, dental and health and welfare plans;

            (8) participate in equivalent successor plans of the Company for which senior management employees are eligible; and

            (9) to be provided with such employee perquisites as may be provided under Company policy to employees with a comparable level of responsibility; provided, however, that nothing in this Agreement shall preclude the Company from amending or terminating any such plan or program, on the condition that such amendment or termination is applicable to all of the Company's senior management employees generally. For purposes of the foregoing, any plan or program maintained by any subsidiary of the Company which is made available to the senior management of the Company and its affiliates taken as a whole, shall be deemed to be a plan or program maintained by the Company.

      In addition, if at the time the Employee becomes entitled to a severance benefit under Section 4 the Company is providing the Employee with a leased automobile, the Employee may (at the Employee's option) elect to have such lease assigned to the Employee so that the Employee will assume all rights and obligations with regard to the lease of such automobile.

      Notwithstanding the foregoing or any other provision of this Agreement, the Company and the Employee intend that the severance benefit payable by the Company pursuant to this Agreement shall be in lieu of any termination pay (whether contractual, statutory or by way of legal damages for breach of contract) that may now or hereafter be provided for the Employee of for or to which the Employee may be or become eligible or entitled under any employment contract, consulting agreement or similar compensatory arrangement with the Company.

      6. Source and Nature of Payments. All payments provided for in Sections 4 and 5 hereof shall be paid in cash from the general funds of the Company or any of its affiliates. The Company shall not be required to establish a special or separate fund or other segregation of assets to ensure such payments. All payments provided pursuant to Section 4 hereof shall be deemed severance pay in consideration of the Employee's past service, and pay in consideration of the Employee's continued service from the date of this Agreement.

      7. Litigation Expenses. In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of rights thereunder, the Company shall reimburse the Employee for all reasonable costs and expenses relating to such litigation or other proceeding as they are incurred, including reasonable attorneys' fees and expenses, regardless of whether such litigation results in any settlement or judgment or order in favor of any party; provided, however, that any claim or action initiated by the Employee relating to this Agreement shall have been made or brought after reasonable inquiry and shall be well-grounded in fact, and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law, and that is not interposed for any improper purpose; such as to harass or to cause unnecessary delay or needless increase in the cost of litigation.

            In no event shall the Employee be required to reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Company under this Section 7 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise).

      8. Late or Refused Payment. If the Company refuses or fails to timely pay or provide the severance benefits specified in Sections 4 and 5 upon demand as provided in this Agreement and if such refusal or failure is not corrected within 10 business days after the Employee provides written notice to the Company concerning the refusal or failure, then the Company shall pay immediately to the Employee an additional amount equal to 50% of the severance benefit to which Employee is entitled under Sections 4 and 5 of this Agreement.

      9. Taxes. The Company may withhold from any payments made under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      10. Payment Deductibility. The Company shall be obligated to pay to the Employee pursuant to Sections 4 and 5 hereof even if the Company is not entitled to deduct such severance benefit as a result of the operation of Section 280G of the Internal Revenue code of 1954 (or any successor section thereof), as amended.

      11. Assignability. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or affiliate) or by the Employee.

      12. Successor. The Company shall require any successor (whether direct or indirect), by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      13. Mitigation and Set-Off. The Employee shall have no duty to mitigate damages under the terms of this Agreement. Moreover, the amount of any compensation (including base compensation and incentive or bonus compensation) received by Employee following the termination of the Employee's employment with the Company, whether from a subsequent full-time or part-time employer or from self-employment, shall not reduce the amount of the severance benefit that the Employee is entitled to receive under Sections 4 and 5 hereof. The Employee is under no duty to notify the Company of compensation received or to be received from such other employment.

      14. Entire Understanding. This Agreement contains the entire understanding between the Company and the Employee with respect to the subject matter hereof and supersedes any prior employment agreement between the Company and the Employee.

      15. Severability. If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with the law continue in full force and effect.

      16. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation with a net worth at least equal to that of the Company and which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "the Company", as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

      17. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:


            (1)  To the Company:
                 The Berkshire Gas Company
                 115 Cheshire Road
                 Pittsfield, Massachusetts 01201

            (2)  To the Employee:
                 at the address set forth
                 at the beginning of this Agreement

            or to such other address as either party shall have previously specified in writing to the other.

       18. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      19. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Employee and the Company and their respective permitted successors and assigns.

      20. Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waiver and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

      21. Headings of No Effect. The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.


      22. Governing Law. This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law provisions in effect in the Commonwealth.


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Employee has signed this Agreement, all as of the date first above written.

                                         COMPANY:

                                         THE BERKSHIRE GAS COMPANY


                                         By: /s/  Scott S. Robinson
                                             ----------------------
                                             its President

                                         EMPLOYEE:


                                             /s/  Michael J. Marrone
                                             -----------------------